Exhibit 10.1

THIRD AMENDMENT TO SENIOR SECURED, SUPER-PRIORITY,
DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This Third Amendment to Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement (the “Third Amendment”) is made as of the 17th day of January, 2009 by and among

CIRCUIT CITY STORES, INC., as debtor and debtor-in-possession, a corporation organized under the laws of the State of Virginia having a place of business at 9950 Mayland Drive, Richmond, Virginia, as Lead Borrower for the Borrowers, being said CIRCUIT CITY STORES, INC., as debtor and debtor-in-possession;

CIRCUIT CITY STORES WEST COAST, INC., as debtor and debtor-in-possession, a corporation organized under the laws of the State of California having a place of business at 680 S. Lemon Avenue, Walnut, California 91789;

Circuit City Stores PR, LLC, as debtor and debtor-in-possession, a limited liability company organized under the laws of the Commonwealth of Puerto Rico having a place of business at San Patricio Plaza 3369, Local C-02 St Ebano & Tabonuco, Guaynabo, Puerto Rico;

InterTAN Canada Ltd., as a debtor company, a corporation organized under the laws of the Province of Ontario, Canada, having its head office at 279 Bayview Drive, Barrie, Ontario, Canada L4M 4W5;

the LENDERS party hereto;

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders and the Issuing Bank, a national banking corporation, having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110;

BANK OF AMERICA (acting through its Canada branch), as Canadian Administrative Agent and Canadian Collateral Agent for Lenders having a Canadian Commitment, a banking corporation carrying on business under the Bank Act (Canada), having a place of business at 200 Front Street West, Toronto; Ontario, Canada M5V 3L2;

GENERAL ELECTRIC CAPITAL CORPORATION, N.A., as Co-Collateral Agent;

WELLS FARGO RETAIL FINANCE, LLC, as Syndication Agent; and

GENERAL ELECTRIC CAPITAL CORPORATION and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower and the other Borrowers, the Agents, the Lenders, the Issuing Bank, the Co-Collateral Agent, the Syndication Agent, the Co-Documentation Agents have entered into a Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement dated as of November 12, 2008 (as amended, modified or supplemented prior to the date hereof, the “DIP Credit Agreement”); and

WHEREAS, the Lead Borrower and the other Borrowers, the Agents, the Lenders, the Issuing Bank, the Co-Collateral Agent, the Syndication Agent, and the Co-Documentation Agents have agreed to amend certain provisions of the Credit Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the DIP Credit Agreement.

2.	Amendments to Article I. The provisions of Article I of the DIP Credit Agreement are hereby amended as follows:

a.	The definitions of “Excess Availability”, “Liquidation”, and “Permitted Overadvance” are hereby deleted in their entirety.

b.	The definition of “Budget” is hereby deleted in its entirety and the following substituted in its stead:

“Budget” means the thirteen (13) week cash flow of the Canadian Loan Parties, furnished from time to time pursuant to Section 5.01(b)(ii) hereof, in substance reasonably satisfactory to the Required Lenders, reflecting on a line-item basis, among other things, anticipated sales, cash receipts, inventory levels, expenditures, the Canadian Borrowing Base and Canadian Availability for the subject period, which Budget may be amended and modified solely with the written consent of the Required Lenders.

c.	The definition of “Canadian Availability” is hereby deleted in its entirety and the following substituted in its stead:

“Canadian Availability” means (a) the lesser of (i) $40,000,000 or (ii) the Canadian Borrowing Base, minus (b) the aggregate unpaid balance of Credit Extensions made to, or for the account of the Canadian Borrower.

d.	The definition of “Maturity Date” is hereby deleted in its entirety and the following substituted in its stead:

“Maturity Date” means (i) with respect to the Obligations of the Domestic Borrowers, the earlier of (A) the termination or completion of the Sale (as defined in the Agency Agreement) or (B) April 30, 2009, and (ii) with respect to the Canadian Liabilities, the earlier of (A) the consummation of a sale of the Canadian Loan Parties or substantially all of their assets, or (B) June 30, 2009.

e.	The definition of “Other Carve Out Amounts” is hereby deleted in its entirety and the following substituted in its stead:

“Other Carve Out Amounts” means the “Carve Out” as defined in the Final Borrowing Order (as amended in connection with the Third Amendment).

f.	The definition of “Reported Fee Accruals” is hereby deleted in its entirety and the following substituted in its stead:

“Reported Fee Accruals” means Professional Fees and Expenses which have been incurred, accrued or invoiced (and remain unpaid), in an amount not to exceed 110% of the aggregate amount set forth in the line items for “Debtors’ Professional Fees” and “Committee’s Professional Fees” in the Wind Down Budget.  Any such Professional Fees and Expenses which have been incurred, accrued or invoiced (and remain unpaid) in excess of 110% of the amount thereof set forth in the Wind Down Budget shall not constitute “Reported Fee Accruals.”

g.	The definition of “Termination Date” is hereby deleted in its entirety and the following substituted in its stead:

“Termination Date” shall mean the earliest to occur of (i) with respect to the Domestic Borrowers, (A) the Maturity Date applicable to the Domestic Borrowers, (B) the date on which the maturity of the Loans are accelerated and the Commitments are terminated in accordance with Section 7.01, and (C) the Consummation Date, and (ii) with respect to the Canadian Borrower, (A) the Maturity Date applicable to the Canadian Borrower, (B) the date on which the maturity of the Loans are accelerated and the Commitments are terminated in accordance with Section 7.01, and (C) the Consummation Date.  Any references to the Termination Date in this Agreement shall mean and refer to the Termination Date applicable to the Domestic Borrowers and/or the Canadian Borrower, as the case may be.

h.	The following new definitions are hereby added in appropriate alphabetical order:

“2009 Agency Agreement” means the Agency Agreement between, among others, certain of the Borrowers and Great American Group WF, LLC, Hudson Capital Partners, LLC, SB Capital Group, LLC and Tiger Capital Group, LLC dated January 15, 2009 for the disposition of Inventory at certain of the Domestic Borrowers’ stores, as in effect on the Third Amendment Effective Date.

 “Loan to Value Ratio” as defined in Section 6.14 hereof.

“Required Consenting Lenders” shall mean, at any time, Lenders (other than Delinquent Lenders) having Commitments at least equal to 60% of the Total Commitments outstanding (excluding the Commitments of any Delinquent Lender), or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 60% of all such Credit Extensions (excluding the Credit Extensions of a Delinquent Lender).

“Third Amendment” means that certain Third Amendment to Senior Secured, Super-Priority, Debtor-in-Possession Credit Agreement dated as of January 17, 2009 by, among others, the Borrowers, the Agents, and the Required Lenders.

“Third Amendment Effective Date” means January 17, 2009.

“Wind Down Budget” means the six (6) week cash flow projections for the Domestic Loan Parties, substantially in the form of the initial Wind Down Budget annexed to the Third Amendment as Schedule I, and any subsequent cash flow projections approved by the Required Lenders.  Any Wind Down Budget approved by the Required Lenders may thereafter be amended and modified solely with the written consent of the Required Lenders.

“Wind Down Certificate” shall have the meaning given to such term in Section 5.01(b)(iii) hereof.

“Wind Down Variance Report” means a report prepared by the Lead Borrower’s management reflecting on a line-item basis the Domestic Loan Parties’ actual performance compared to the Wind Down Budget for the immediately preceding week and on a cumulative basis for the period after the Third Amendment Effective Date and the percentage variance of the Domestic Loan Parties’ actual results from those reflected in the then extant Wind Down Budget, along with management’s explanation of such variance. In preparing such Wind Down Variance Report, the Lead Borrower may aggregate expenses for “Corporate Office Costs During GOB” and “DC & Service Costs During GOB” (rather than reporting such expenses on a line item basis for each such location as reflected in the initial Wind Down Budget) for (a) payroll and taxes, (b) rents and utilities, and (c) general operating expenses.

3.	Amendment to Article II. The provisions of Article II of the DIP Credit Agreement are hereby amended as follows:

a.	Section 2.01(a) of the DIP Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(a)          Each Domestic Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Domestic Borrowers, and each Canadian Lender severally and not jointly with any other Lenders, agrees upon the terms and subject to the conditions herein set forth, to extend credit to the Canadian Borrower on a revolving basis, in the form of Revolving Loans and Letters of Credit, subject to the following limitations:

(i)             Subject to Sections 2.01(a)(iii), (a)(iv), (a)(vi), (a)(vii), 2.21(c) and 5.11 hereof, the aggregate outstanding amount of the Credit Extensions shall not at any time exceed the lower of (x) (A) prior to February 16, 2009, $900,000,000 (of which $850,000,000 shall be Domestic Commitments and $50,000,000 shall be Canadian Commitments), (B) from February 16, 2009 through February 27, 2009, $265,000,000 (of which $225,000,000 shall be Domestic Commitments and $40,000,000 shall be Canadian Commitments), and (C) thereafter, $140,000,000 (of which $100,000,000 shall be Domestic Commitments and $40,000,000 shall be Canadian Commitments); and (y) such lesser amount to which the Total Commitments have then been decreased by the Borrowers pursuant to Section 2.17 hereof.

(ii)            No Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Bank, subject to the ratable participation of all Lenders, as set forth in Section 2.07; provided that no Letters of Credit shall be issued or extended for the account of the Domestic Loan Parties on or after the Third Amendment Effective Date. The Borrowers will not at any time permit (A) the aggregate Letter of Credit Outstandings with respect to the Domestic Loan Parties to exceed (i) the aggregate Letter of Credit Outstandings with respect to the Domestic Loan Parties as of the Third Amendment Effective Date, minus (ii) all amounts paid by the Issuing Bank with respect to such Letters of Credit minus (iii) the maximum stated amount of all such Letters of Credit which expire in accordance with their terms or which are returned undrawn, minus (iv) the amount of any reduction in the maximum stated amount of any such Letter of Credit, or (B) the aggregate Letter of Credit Outstandings with respect to the Canadian Loan Parties to exceed $20,000,000.

(iii)           The Credit Extensions made to the Domestic Borrowers shall not, as to any Domestic Lender, exceed such Lender’s Domestic Commitment.

(iv)           The Credit Extensions made to the Canadian Borrower shall not as to any Canadian Lender, exceed the lesser of such Lender’s Canadian Commitment or such Canadian Lender’s Commitment Percentage of the Canadian Borrowing Base.

(v)           The Loans made to and the Letters of Credit issued on behalf of, the Canadian Borrower by the Canadian Lenders may be either in $ or CD$, at the option of the Canadian Borrower, as herein set forth.

(vi)           The aggregate outstanding amount of Credit Extensions to the Canadian Borrower shall not at any time exceed the lower of (A) the Canadian Total Commitments or (B) the amounts available under the Canadian Borrowing Base.

(vii)          The aggregate outstanding amount of Credit Extensions to the Domestic Borrowers shall not at any time exceed the Domestic Total Commitments.

(viii)         No Lender shall be obligated to make any Credit Extension (A) to the Domestic Borrowers in excess of such Lender’s Domestic Commitment, or (B) to the Canadian Borrower in excess of such Lender’s Canadian Commitment.

(ix)           Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed by the Domestic Borrowers or Canadian Borrower, as applicable, prior to the applicable Termination Date.

(x)           Notwithstanding anything to the contrary contained in this Agreement, upon payment in full of all Revolving Loans made to the Domestic Borrowers, no additional Revolving Loans shall thereafter be made to the Domestic Borrowers and all Commitments of the Domestic Lenders to make such Revolving Loans shall be terminated.  Without limiting the foregoing, except as set forth in Section 2.23(m), the Lenders shall have no obligation to fund any items included in the Wind Down Budget which have been incurred, accrued or invoiced prior to, and remain unpaid at the time of, the payment in full of all Revolving Loans made to the Domestic Borrowers (to the extent and as contemplated in the Wind Down Budget).

b.	Section 2.02 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

SECTION 2.02                                Intentionally Omitted.

c.	Section 2.04 of the Credit Agreement is hereby amended by adding the following new clause (e) at the end thereof:

“(e)          Notwithstanding anything to the contrary set forth in this Section 2.04 or elsewhere in this Agreement, on and after the Third Amendment Effective Date, all Loans made to the Domestic Borrowers shall only be Prime Rate Loans.”

d.	Section 2.05 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

SECTION 2.05                                Overadvances.  The Agents and the Lenders have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance or a Canadian Overadvance would result. The Canadian Agent may, in its reasonable discretion, make Permitted Canadian Overadvances to the Canadian Borrower without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Canadian Overadvances may constitute Swingline Loans. The making of any Permitted Canadian Overadvance is for the benefit of the Canadian Borrower; such Permitted Canadian Overadvances constitute Revolving Loans and Obligations. The making of any such Permitted Canadian Overadvances on any one occasion shall not obligate the Canadian Agent, or any Lender to make or permit any Permitted Canadian Overadvances on any other occasion or to permit such Permitted Canadian Overadvances to remain outstanding.

e.
Section 2.06(b) of the Credit Agreement is hereby amended (i) by deleting “(B) for Permitted Overadvances or Permitted Canadian Overadvances, as applicable” in the fourth line thereof and by substituting “(B) for Permitted Canadian Overadvances” in its stead, (ii) by deleting “(other than Permitted Overadvances or Permitted Canadian Overadvances, as applicable)” in the twelfth line thereof and by substituting “(other than Permitted Canadian Overadvances)” in its stead, and (iii) by deleting “(other than Permitted Overadvances)” in the seventeenth line thereof.

f.	Section 2.07(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(a)          Upon the terms and subject to the conditions herein set forth, the Lead Borrower on behalf of the Domestic Borrowers and the Canadian Borrower for itself, may request the Issuing Bank or the Canadian Agent in the case of the Canadian Borrower, at any time and from time to time after the date hereof and (x) with respect to the Domestic Borrowers, until the Third Amendment Effective Date, and (y) with respect to the Canadian Borrower, prior to the Termination Date, to issue or to cause to be issued, and subject to the terms and conditions contained herein, the Issuing Bank or Canadian Agent in the case of the Canadian Borrower shall issue or cause to be issued, for the account of the relevant Borrower one or more Letters of Credit; provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings with respect to the Domestic Loan Parties shall exceed (A) the aggregate Letter of Credit Outstandings with respect to the Domestic Loan Parties as of the Third Amendment Effective Date, minus (B) all amounts paid by the Issuing Bank with respect to such Letters of Credit, minus (C) the maximum stated amount of all such Letters of Credit which expire in accordance with their terms or which are returned undrawn, minus (D) the amount of any reduction in the maximum stated amount of any such Letter of Credit, (ii) the aggregate Letter of Credit Outstandings with respect to the Canadian Loan Parties shall exceed $20,000,000, or (iii) the limitations set forth in Section 2.10(a) would be exceeded; and provided, further, that no Letter of Credit shall be issued (A) if the Issuing Bank shall have received notice from the Administrative Agent or the Canadian Agent, as applicable, or the Required Lenders that the conditions to such issuance have not been met, (B) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law binding on the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit or acceptances generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it (for which the Issuing Bank is not otherwise compensated hereunder), (C) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, (iii) a default of any Lender’s obligations to fund hereunder exists or any Lender is at such time a Delinquent Lender or Deteriorating Lender hereunder, unless the Issuing Bank has entered into arrangements satisfactory to the Issuing Bank with the Borrowers or such Lender to eliminate the Issuing Bank’s risk with respect to such Lender.”

g.	Section 2.17(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(a)           On February 16, 2009, the Domestic Commitments shall be automatically and permanently reduced to $225,000,000, without any further action on the part of the Agents, the Lenders or the Borrowers.  On February 28, 2009, the Domestic Commitments shall be automatically and permanently further reduced to $100,000,000, without any further action on the part of the Agents, the Lenders or the Borrowers.  Such reductions shall be applied ratably to the Domestic Commitments of each Lender.  At the effective time of any such reduction, the Domestic Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Domestic Commitments so reduced through the date thereof, and (ii) subject to the provisions of Section 2.23(m), any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Domestic Commitments are to be reduced effective on such date (and, if, after giving effect to the prepayment in full of all outstanding Loans such Credit Extensions have not been so reduced, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding to the extent necessary in order that the Credit Extensions do not exceed the Domestic Commitments as so reduced), in each case pro rata based on the amount prepaid.”

h.	The provisions of Section 2.17(e) of the Credit Agreement are hereby deleted in their entirety.

i.	Section 2.20(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(a)           (i)           Intentionally Omitted.

(ii)           If at any time the amount of the Credit Extensions to the Canadian Borrower exceeds the lower of (i) the then amount of the Canadian Total Commitments, and (ii) the amounts available under the Canadian Borrowing Base, including, without limitation, as a result of one or more fluctuations in the exchange rate of the CD$ against the dollar, the Canadian Borrower will immediately upon notice from the Administrative Agent prepay such Loans in an amount necessary to eliminate such excess.

(iii)           Subject to Section 5.11 hereof, if at any time the amount of the Credit Extensions to the Domestic Borrowers exceeds the then amount of the Domestic Total Commitments, the Domestic Borrowers will immediately upon notice from the Administrative Agent prepay such Loans in an amount necessary to eliminate such excess.

(iv)           Notwithstanding anything in this Agreement or the Wind Down Budget to the contrary, the amount of the outstanding Credit Extensions to the Canadian Borrower shall not be required to be repaid by the Domestic Borrowers or from the proceeds from the disposition or liquidation of their assets until such time as all Domestic Obligations (other than Domestic Obligations arising from Canadian Liabilities) have been paid in full and/or cash collateralized.

Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the Administrative Agent’s sole discretion, make the necessary Dollar Equivalent calculations to determine whether any such excess exists on such date.”

j.	Section 2.23 of the Credit Agreement is hereby amended by adding the following new clause (m) at the end thereof:

(m)  Notwithstanding anything to the contrary herein contained, the “Ending Cash Balance” reflected in the initial Wind Down Budget (adjusted to reflect the actual cash and not the amounts projected in such Wind Down Budget, and increased by the amount of the Credit Extensions to the Canadian Borrower outstanding on January 24, 2009) shall be deposited in the Cash Collateral Account established for the Domestic Borrowers referred to in this Agreement as the “Circuit City Cash Collateral Account” as collateral for the Letter of Credit Outstandings related to the Domestic Borrowers and the Canadian Liabilities, provided that, to the extent that expenses included in the initial Wind Down Budget are not paid at the times projected in the Wind Down Budget but are required to be paid on or before February 28, 2009, such portion of the “Ending Cash Balance” so deposited in the Cash Collateral Account shall be transferred by the Collateral Agent, upon the request of the Lead Borrower, to the Lead Borrower’s disbursement account for the payment of such expenses; provided further that the Collateral Agent shall not be obligated to so release or transfer funds in the Cash Collateral Account, if, after giving effect thereto, less than $10,000,000 shall remain on deposit in the Cash Collateral Account. In connection with any such request, the Lead Borrower shall contemporaneously certify to the Collateral Agent the expenses to be paid with any amounts so transferred.  In no event shall the Collateral Agent or the Lenders have any obligation to release any amounts in the Cash Collateral Account after February 28, 2009 whether for the purpose of funding any items included in the Wind Down Budget which have been incurred, accrued or invoiced prior to, and remain unpaid, or otherwise.  From and after March 1, 2009 any amounts in the Cash Collateral Account (whether deposited prior to or after March 1, 2009) may not be used by the Loan Parties, except (i) as the Lead Borrower, the Collateral Agent and the Required Consenting Lenders may agree, (ii) in accordance with a further order of the US Bankruptcy Court, or (iii) to reimburse the Issuing Bank for any amounts drawn and paid on account of such Letters of Credit or in payment of any Canadian Liabilities; provided that the amounts in the Cash Collateral Account shall first be utilized to cash collateralize and repay the Letter of Credit Outstandings related to the Domestic Borrowers prior to payment on account of the Canadian Liabilities, and further provided that the right of the Loan Parties to seek an order from the Bankruptcy Court to utilize the amounts at any time on deposit in the Cash Collateral Account shall not be deemed to constitute a modification or waiver of, or extension of time set forth in, any provision of this Agreement, the Final Borrowing Order, or any other Loan Document which requires the Loan Parties to cash collateralize and/or repay the Letters of Credit Outstanding or other Obligations, each of which provisions remain in full force and effect as written.

4.	Amendment to Article III. The provisions of Article III of the DIP Credit Agreement are hereby amended as follows:

a.	Section 3.04 of the DIP Credit Agreement is hereby amended by inserting “Except for transactions evidenced by the 2009 Agency Agreement” at the beginning thereof.

b.	Section 3.09 of the DIP Credit Agreement is hereby amended by inserting “To the extent set forth in the Budget and the Wind Down Budget” at the beginning thereof.

c.	Section 3.11 of the DIP Credit Agreement is hereby amended by adding “Wind Down Budgets,” after “Budgets,” in the second line thereof.

5.	Amendment to Article IV. The provisions of Article IV of the DIP Credit Agreement are hereby amended by deleting Section 4.02(e) in its entirety and by substituting the following in its stead:

“(e)           Wind Down Certificate; Canadian Borrowing Base Certificate.  The Administrative Agent shall have received the most recently required Wind Down Certificate or Canadian Borrowing Base Certificate, as applicable, with each such Wind Down Certificate or Borrowing Base Certificate, as applicable, including schedules as required by this Agreement.

6.	Amendments to Article V. The provisions of Article V of the DIP Credit Agreement are hereby amended as follows:

a.	Section 5.01 of the DIP Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

SECTION 5.01  Financial Statements and Other Information.

(a)           The Borrowers will furnish to the Administrative Agent for further distribution to the Lenders, promptly after the same become publicly available, copies of all reports on Form 8-K filed by the Lead Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be.

(b)           The Borrowers will furnish to the Administrative Agent (for further distribution to the Lenders) and the Co-Collateral Agent:

(i)           On Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), (A) a Variance Report, and (B) a Wind Down Variance Report; and

(ii)           On the 10th day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day), an updated Budget; and

(iii)           Daily, a certificate substantially in the form of Exhibit D-1 (a “Wind Down Certificate”), certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower, (a) showing (i) the Cost Value of Merchandise (as each of such terms are defined in the 2009 Agency Agreement) as of the close of business on the immediately preceding day, (ii) the daily sales tracking sheet showing gross proceeds relating to Merchandise sales under the Agency Agreement  as of the close of business on the immediately preceding day, (iii) the aggregate outstanding amount of Credit Extensions of the Domestic Borrowers as of the close of business on the immediately preceding day, (iv) a calculation of the Loan to Value Ratio as of such date (notwithstanding that the Loan to Value Ratio is not tested on such date under Section 6.14 hereof), and (b) certifying, to the best knowledge of such Financial Officer, as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto; and

(iv)           Daily, a certificate substantially in the form of Exhibit D-2 (a “Canadian Borrowing Base Certificate”) showing the Canadian Borrowing Base as of the close of business on the immediately preceding day, each Canadian Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Canadian Borrower by a Financial Officer of the Lead Borrower; provided that the amount of Eligible Inventory shall be required to be updated only weekly; and

(v)           on or before February 18, 2009, an updated Wind Down Budget for such period as the Agent may reasonable require; and

(vi)           On Friday of each week (or, if Friday is not a Business Day, on the next succeeding Business Day), a copy of the Weekly Sale Reconciliation (as defined in the 2009 Agency Agreement); and

(vii)           after the occurrence and during the continuance of an Event of Default, promptly upon receipt thereof, copies of all reports submitted to the Lead Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Lead Borrower and its Subsidiaries made by such accountants, including any management letter submitted by such accountants to management in connection with their annual audit, but excluding any accountant “agreed upon procedures” report; and

(viii)                      promptly after the furnishing or filing thereof, copies of any statement, report or pleading furnished to or filed with the US Bankruptcy Court, the Canadian Bankruptcy Court or the Creditors’ Committee in connection with the Cases, including, without limitation, all Monitor’s reports in the Canadian Bankruptcy Case; provided that the receipt of such documents by counsel to the Administrative Agent and the Co-Collateral Agent in accordance with normal noticing provisions and practices under the Bankruptcy Code or the CCAA shall satisfy this requirement; and

(ix)           promptly after receipt thereof, copies of all reconciliations with respect to the Initial Store Closing Sale; and

(x)           promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 5.01(B); or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

b.	Section 5.03(a) of the DIP Credit Agreement is hereby amended by deleting “with the delivery of the financial statements required pursuant to Section 5.01(a)(i) hereof” in the eleventh line thereof.

c.	Section 5.05 of the DIP Credit Agreement is hereby amended by adding “and to the extent set forth in the Budget and Wind Down Budget” after “Effect of Bankruptcy” in the first line thereof.

d.
Section 5.09(b) of the DIP Credit Agreement is hereby amended by deleting “provided that if, commencing five months after the Petition Date, Excess Availability is not less than (x) 35% of the lesser of the Total Commitments or the Borrowing Base for five consecutive Business Days or (y) 25% of the lesser of the Total Commitments or the Borrowing Base at any time, Inventory appraisals will only be undertaken on a quarterly basis” therefrom.

e.	Section 5.11 of the DIP Credit Agreement is deleted in its entirety and the following substituted in its stead:

SECTION 5.11                                Use of Proceeds and Letters of Credit.  The proceeds of Loans made hereunder to the Canadian Borrower and Letters of Credit issued hereunder for the account of the Canadian Borrower will be used only (a) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment in the ordinary course of business, (b) to finance capital expenditures of the Canadian Borrower, (c) to pay fees, costs and expenses in connection with the transactions contemplated hereby, and to the extent approved by the Bankruptcy Courts and as set forth in the DIP Orders and the Initial Order, in connection with the Cases, (d) for other payments permitted to be made by the DIP Orders, the Initial Order and any other order of the US Bankruptcy Court or Canadian Bankruptcy Court, and (e) for general corporate purposes, in each case to the extent expressly permitted under Applicable Law, the Loan Documents, the DIP Orders, the Initial Order and in accordance with the Budget, subject to Section 5.17.  On and after the Third Amendment Effective Date, the proceeds of Loans made hereunder to the Domestic Borrowers will be used only to pay expenses of the Domestic Borrowers as set forth in the Wind Down Budget, subject to Section 5.17, to pay fees, costs, expenses and interest with respect to the Obligations and to fund any drawings under any Letters of Credit from January 17, 2009 until the earlier of the Termination Date and such time as the Lenders cease making Loans pursuant to Section 2.01(a)(x) hereof.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

f.	Section 5.16 of the DIP Credit Agreement is hereby amended by adding “and the Wind Down Budget” after “the Budget” in the fourth line thereof.

g.	Section 5.17 of the DIP Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

SECTION 5.17                                Performance Within Budget and Wind Down Budget.

(a)           The Domestic Borrowers shall perform in accordance with the Wind Down Budget with respect to the following: (i) the Domestic Borrowers’ cumulative total cash expenditures (other than those described in clause (ii) below) shall not be greater than 100% of the projected cumulative total amount set forth in the Wind Down Budget, and (ii) the Domestic Borrower’s cumulative cash expenditures reflected in the Wind Down Budget with respect to customer rebates, customer deposits and gift cards (A) shall not exceed the lesser of (x) the projected total amounts for such cumulative expenditures set forth in the Wind Down Budget and (y) the cumulative amounts actually presented by customers of the Domestic Borrowers for payment with respect to such line items, and (B) to the extent not fully paid as projected in the Wind Down Budget, shall not be utilized by the Domestic Borrowers to pay other expenses or to make other disbursements whether set forth in the Wind Down Budget or otherwise.  The covenant described in clause (i) shall be tested each week, as of Friday of the immediately preceding week, pursuant to the Wind Down Variance Report delivered by the Lead Borrower to the Administrative Agent hereunder.

(b)           The total cash expenditures of the Canadian Borrower shall not be greater than 110% of the projected total amount set forth in the Budget, as tested each week pursuant to the Variance Report delivered by the Canadian Borrower to the Administrative Agent on Wednesday of each week for the immediately preceding week, on a four (4) week trailing basis.

h.	Section 5.18(e) of the DIP Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

(e)           Intentionally Omitted.

7.	Amendments to Article VI. The provisions of Article VI of the DIP Credit Agreement are hereby amended as follows:

a.	The provisions of Section 6.06(b) of the DIP Credit Agreement are hereby amended by adding “and the approved Wind Down Budget” after “the approved Budget” in clause (v) thereof.

b.	The provisions of Section 6.08 of the DIP Credit Agreement are hereby amended by adding “the 2009 Agency Agreement,” after “Material Contracts” in the sixth line thereof.

c.	The following new Sections 6.14 and 6.15 are hereby added to the DIP Credit Agreement:

SECTION 6.14                                Loan to Value Ratio.  From the Third Amendment Effective Date through February 28, 2009, the Borrowers shall not permit the ratio (the “Loan to Value Ratio”) of (i) the sum of (A) 70.5% of the Cost Value of the then remaining Merchandise (as each of those terms is defined in the 2009 Agency Agreement) plus (B) the “Ending Cash Balance” reflected in the initial Wind Down Budget (adjusted to reflect the actual cash and not the amounts projected in such Wind Down Budget) to (ii) the outstanding Credit Extensions to or for the account of the Domestic Borrowers to be less than 1.50:1.00.  The Loan to Value Ratio covenant shall be tested on Saturday of each week as of the end of the immediately preceding week.

SECTION 6.15                                Credit Extensions.  The Borrowers shall not permit the outstanding Credit Extensions as of the end of any week to be in excess of the aggregate amount of such Credit Extensions outstanding as of Saturday of the immediately preceding week.

8.	Amendment to Article VII. The provisions of Article VII of the DIP Credit Agreement are hereby amended as follows:

a.	The provisions of Section 7.01 of the DIP Credit Agreement are hereby amended by adding the following new clause (z) at the end thereof:

“(z)           any Loan Party that is party to the 2009 Agency Agreement shall fail to observe or perform materially any covenant, condition or agreement set forth therein, which failure continues for a period of five (5) Business Days, or the Agent (as defined in the 2009 Agency Agreement) fails to make any payment to the Loan Parties under the 2009 Agency Agreement in an amount in excess of the then amount available to be drawn under the Agent Letter of Credit (as defined in the Agency Agreement) as and when due thereunder;”

b.	The provisions of Section 7.04(a) of the DIP Credit Agreement are hereby amended by deleting clause ELEVENTH thereof in its entirety and by substituting the following in its stead:

“ELEVENTH, to the Lead Borrower for distribution to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.”

9.
Amendment to Exhibits.  Exhibits D-1 (Form of Domestic Borrowing Base Certificate) and E (Form of Notice of Borrowing for Domestic Borrowers) to the DIP Credit Agreement are hereby deleted in their entirety and the Exhibits D-1 and E attached hereto substituted in their stead.

10.	Amendment to Schedules. Schedule 1.1 (Lenders and Commitments) to the DIP Credit Agreement is hereby deleted in its entirety and the Schedule 1.1 attached hereto substituted in its stead.

11.
Permitted Sale.  The Agents and the Required Lenders hereby acknowledge and agree that the sale of the inventory and furniture, fixtures and equipment located at 567 of the Domestic Borrowers’ retail store locations and distribution centers pursuant to the 2009 Agency Agreement, as approved by the US Bankruptcy Court pursuant to that certain Order Approving Agency Agreement, Store Closing Sales and Related Relief by the US Bankruptcy Court dated January 16, 2009, is a Permitted Sale under the DIP Credit Agreement.

12.
Utilities Reserve.  The Agent, the Required Lenders and the Borrowers agree that the Availability Reserve in the amount of $5,000,000 imposed under the Borrowing Base pursuant to that certain consent and first amendment dated December 4, 2008 among the Agent, the Required Lenders and the Borrowers is hereby eliminated and that, upon satisfaction of the condition precedent set forth in Section 14(e) below, the Agent shall fund the Utility Blocked Account in the amount of $5,000,000.

13.
Waiver.  The Required Lenders hereby waive, effective as of the Third Amendment Effective Date, any Default and/or Event of Default that may have occurred as a result of the Borrowers’ failing to comply with Section 5.18 of the DIP Credit Agreement with respect to the consummation of a sale or disposition of the Domestic Borrowers’ assets within the time frame set forth in Section 5.18, any breach of the representations and warranties set forth in Sections 3.04, 3.09 and 3.11 relating thereto, and, in each case, any other Default and/or Event of Default arising directly as a result thereof.  The foregoing waiver relates to the Defaults or Events of Default as set forth in this Section 13 only and shall not be deemed a continuing waiver of any other Default or Event of Default under the DIP Credit Agreement.

14.	Conditions to Effectiveness. This Third Amendment shall not be effective until each of the following conditions precedent have been fulfilled or waived to the satisfaction of the Agents:

a.
This Third Amendment shall have been duly executed and delivered by the Loan Parties, the Agents and the Required Lenders.  The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Borrowers of this Third Amendment shall have been duly and effectively taken.

c.	After giving effect to this Third Amendment, no Default or Event of Default shall have occurred and be continuing.

d.
The US Bankruptcy Court shall have entered an amendment to the Final Borrowing Order and the Canadian Bankruptcy Court shall have entered an order approving the terms and conditions of this Third Amendment in substance reasonably satisfactory to the Administrative Agent.

e.
The US Bankruptcy Court shall have entered an amendment to the Utilities Order in substance reasonably satisfactory to the Administrative Agent, which amendment shall provide that, upon the funding of the Utility Blocked Account by the Administrative Agent as set forth in Section 12 above, the Agent and the Lenders shall be released of any further obligation with respect to the Utility Blocked Account, including without limitation, any funding or replenishment thereof.

15.	Miscellaneous.

a.
Except as provided herein, all terms and conditions of the DIP Credit Agreement and the other Loan Documents remain in full force and effect.  The Borrowers each hereby ratify, confirm, and reaffirm (after giving effect to this Third Amendment) all of the representations, warranties and covenants therein contained.

b.
The Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with this Third Amendment, including, without limitation, all reasonable attorneys’ fees, in each case in accordance with the terms of the DIP Credit Agreement.

c.
This Third Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page hereto by telecopy or electronic delivery shall be effective as delivery of a manually executed counterpart hereof.

d.	This Third Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

e.	Upon satisfaction or waiver of the conditions precedent set forth in Section 14 above, this Third Amendment shall be deemed to be effective as of January 17, 2009.

f.	For the avoidance of doubt, it is understood and agreed that the effectiveness of this Third Amendment shall not be deemed an approval by the Canadian Bankruptcy Court of the Second Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and their seals to be hereto affixed as the date first above written.

CIRCUIT CITY STORES, INC.,

(“Lead Borrower”)

By_________________________________

Print Name:__________________________

Title:_______________________________

“The Borrowers”

CIRCUIT CITY STORES WEST COAST,  INC.

By_________________________________

Print Name:_________________________

Title:_______________________________

CIRCUIT CITY STORES PR, LLC

By_________________________________

Print Name:__________________________

Title:_______________________________

INTERTAN CANADA LTD.

By_________________________________

Print Name:__________________________

Title:_______________________________

BANK OF AMERICA, N.A.

By_________________________________

Print Name:__________________________

Title:_______________________________

BANK OF AMERICA, N.A. (acting through its Canada branch)

By_________________________________

Print Name:__________________________

Title:_______________________________

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

By_________________________________

Print Name:__________________________

Title:_______________________________

GENERAL ELECTRIC CAPITAL CORPORATION

By_________________________________

Print Name:__________________________

Title:_______________________________

JPMORGAN CHASE BANK, N.A.

By_________________________________

Print Name:__________________________

Title:_______________________________

NATIONAL CITY BUSINESS CREDIT, INC.

By_________________________________

Print Name:__________________________

Title:_______________________________

GMAC COMMERCIAL FINANCE, LLC

By_________________________________

Print Name:__________________________

Title:_______________________________

WELLS FARGO RETAIL FINANCE, LLC

By_________________________________

Print Name:__________________________

Title:_______________________________

BURDALE FINANCIAL, LTD.

By_________________________________

Print Name:__________________________

Title:_______________________________

FIFTH THIRD BANK

By_________________________________

Print Name:__________________________

Title:_______________________________

TEXTRON FINANCIAL CORPORATION

By_________________________________

Print Name:__________________________

Title:_______________________________

SUNTRUST BANK

By_________________________________

Print Name:__________________________

Title:_______________________________

UPS CAPITAL CORPORATION

By_________________________________

Print Name:__________________________

Title:_______________________________

WEBSTER BUSINESS CREDIT CORPORATION

By_________________________________

Print Name:__________________________

Title:_______________________________

PNC BANK, N.A.

By_________________________________

Print Name:__________________________

Title:_______________________________

UBS LOAN FINANCE LLC

By_________________________________

Print Name:__________________________

Title:_______________________________

CAPITAL ONE LEVERAGE FINANCE CORP.

By_________________________________

Print Name:__________________________

Title:_______________________________

1129567.7